SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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           [X]  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)


                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

A NATIONAL BANKING ASSOCIATION                                  36-0899825
                                                            (I.R.S. employer
                                                          identification number)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                     60670-0126
(Address of principal executive offices)                        (Zip Code)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (Name, address and telephone number of agent for service)

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                           FINOVA CAPITAL CORPORATION
               (Exact name of obligor as specified in its charter)


           DELAWARE                                             94-1278569
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                            identification number)

1850 NORTH CENTRAL AVENUE
P. O. BOX 2209
PHOENIX, ARIZONA                                                 85002-2209
(Address of principal executive offices)                         (Zip Code)


                                 DEBT SECURITIES
                         (Title of Indenture Securities)

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

                  (a)      Name and address of each examining or
                  supervising authority to which it is subject.

                  Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

                  (b)      Whether it is authorized to exercise
                  corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  No such affiliation exists with the trustee.


Item 16. LIST OF EXHIBITS. List below all exhibits filed as a part of this Statement of Eligibility.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4. A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 26th day of May, 1999.


                                             The First National Bank of Chicago,
                                             Trustee


                                             By /s/ Sandra L. Caruba
                                                --------------------------------
                                                Sandra L. Caruba
                                                Vice President

* Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc., filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                                    May 26, 1999


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of the Indenture by and between Finova Capital Corporation and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                              Very truly yours,

                                              The First National Bank of Chicago


                                              By: /s/ Sandra L. Caruba
                                                  ------------------------------
                                                  Sandra L. Caruba
                                                  Vice President

                                    EXHIBIT 7

Legal Title of Bank:       The First National Bank of Chicago Call Date: 12/31/98  ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0460                                      Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                Dollar Amounts in thousands  C400
                                                                                RCFD   BIL MIL THOU          ----
                                                                                ----   ------------
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):     RCFD
                                                                                ----
    a. Noninterest-bearing balances and currency and coin(1) .................  0081       5,585,982         1.a
    b. Interest-bearing balances(2)...........................................  0071       4,623,842         1.b
2. Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) .............  1754               0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)...........  1773      11,181,405         2.b
3. Federal funds sold and securities purchased under agreements to resell ....  1350       9,853,544         3.
4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                  RCFD
                                                                                ----
       RC-C)..................................................................  2122      31,155,998         4.a
    b. LESS: Allowance for loan and lease losses .............................  3123         411,963         4.b
    c. LESS: Allocated transfer risk reserve .................................  3128           3,884         4.c
    d. Loans and leases, net of unearned income, allowance, and                 RCFD
                                                                                ----
       reserve (item 4.a minus 4.b and 4.c) ..................................  2125      30,740,151         4.d
5.  Trading assets (from Schedule RD-D) ......................................  3545       7,635,778         5.
6.  Premises and fixed assets (including capitalized leases) .................  2145         739,925         6.
7.  Other real estate owned (from Schedule RC-M) .............................  2150           4,827         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)............................................  2130         202,359         8.
9.  Customers' liability to this bank on acceptances outstanding .............  2155         269,516         9.
10. Intangible assets (from Schedule RC-M) ...................................  2143         291,665         10.
11. Other assets (from Schedule RC-F) ........................................  2160       3,071,912         11.
12. Total assets (sum of items 1 through 11) .................................  2170      74,200,906         12.

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:       The First National Bank of Chicago Call Date:  12/31/98  ST-BK:  17-1630  FFIEC 031
Address:                   One First National Plaza, Ste 0460                                        Page RC-2
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                DOLLAR AMOUNTS IN
                                                                                     THOUSANDS
LIABILITIES                                                                     -----------------
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                    RCON
                                                                                ----
       from Schedule RC-E, part 1) ...........................................  2200      22,524,140         13.a
       (1) Noninterest-bearing(1).............................................  6631      10,141,937         13.a1
       (2) Interest-bearing...................................................  6636      12,382,203         13.a2
    b. In foreign offices, Edge and Agreement subsidiaries, and                 RCFN
                                                                                ----
       IBFs (from Schedule RC-E, part II).....................................  2200      19,691,237         13.b
       (1) Noninterest bearing................................................  6631         408,126         13.b1
       (2) Interest-bearing...................................................  6636      19,283,111         13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase: ...........................................................  RCFD 2800  9,113,686         14
15. a. Demand notes issued to the U.S. Treasury ..............................  RCON 2840    120,599         15.a
b.  Trading Liabilities(from Sechedule RC-D) .................................  RCFD 3548  6,797,927         15.b
16. Other borrowed money:                                                       RCFD
                                                                                ----
    a. With original maturity of one year or less ............................  2332       5,385,355         16.a
    b. With original  maturity of more than one year .........................  A547         327,126         16.b
    c. With original maturity of more than three years .......................  A548         316,411         16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding ..................  2920         269,516         18.
19. Subordinated notes and debentures ........................................  3200       2,400,000         19.
20. Other liabilities (from Schedule RC-G) ...................................  2930       2,137,443         20.
21. Total liabilities (sum of items 13 through 20) ...........................  2948      69,083,440         21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ............................  3838               0         23.
24. Common stock .............................................................  3230         200,858         24.
25. Surplus (exclude all surplus related to preferred stock) .................  3839       3,201,435         25.
26. a. Undivided profits and capital reserves ................................  3632       1,695,446         26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities ............................................................  8434           6,349         26.b
27. Cumulative foreign currency translation adjustments ......................  3284          13,378         27.
28. Total equity capital (sum of items 23 through 27) ........................  3210       5,117,466         28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ....................................  3300      74,200,906         29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the                        Number
   bank by independent external auditors as of any date during 1996.............RCFD 6724....N/A..... M.1.

1 = Independent audit of the bank conducted in accordance       4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified       external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank       authority)
2 = Independent audit of the bank's parent holding company      5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing        auditors
    standards by a certified public accounting firm which       6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company            auditors
    (but not on the bank separately)                            7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in             8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required
    by state chartering authority)

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.